CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of The Manitowoc Company, Inc. ("the company"), that to his knowledge, the Annual Report for The Manitowoc Company, Inc. 401(k) Retirement Plan (f.k.a. - RSVP Profit Sharing Plan) on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 20, 2003	By: /s/ Terry D. Growcock
Terry D. Growcock
Chairman and Chief Executive Officer

Date: June 20, 2003	By: /s/ Carl J. Laurino
Carl J. Laurino
Treasurer

Date: June 20, 2003	By: /s/ Thomas G. Musial
Thomas G. Musial
Senior Vice President of Human Resources